Exhibit 10.69

FIRST AMENDMENT TO
PINE RIDGE BUSINESS PARK
STANDARD OFFICE LEASE

THIS FIRST AMENDMENT TO PINE RIDGE BUSINESS PARK STANDARD OFFICE LEASE (this “Amendment”) is made as of the 4th day of May, 1999 (the “Effective Date”) by and between PERG BUILDINGS, LLC (“Lessor”), and AMERICAN TELECONFERENCING SERVICES, LTD (“Lessee”).

WITNESSETH

WHEREAS, Lessor and Lessee entered into a lease for space in that certain building (the “Building”), located at 10310 West 84th Terrace, Lenexa, Kansas, pursuant to that certain Pine Ridge Business Park Standard Office Lease by and between Lessor and Lessee, dated January 29, 1999 (the “Lease”); and

WHEREAS, Lessor and Lessee desire to amend the Lease pursuant to the terms and conditions as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the mutual benefits to be derived by the performances of the parties hereunder; and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Recitals. The above recitals are true and correct.

2.         Defaults and Remedies. Section 21.1(i) of the Lease is hereby deleted in its entirety and replaced with the following:

Any failure by Lessee to pay the rental or to make any other payment required to be made by Lessee hereunder, where such failure continues for five (5) days after receipt of written notice thereof;

3.         Permitted Use. A new sentence is hereby added to the end of Section 7 which shall read as follows:

Notwithstanding the foregoing, Lessor acknowledges that Lessee intends to use and occupy the Premises for purposes of providing telecommunications services on a for-profit basis, and hereby agrees that such use and occupancy of the Premises shall be a permitted use under this Lease.

4.         Non-Disturbance. Section 17 of the Lease is hereby deleted in its entirety and replaced with the following:

On or before August 1, 1999 Lessor shall obtain and deliver to Lessee a subordination, non-disturbance and attornment agreement (the “SNDA”, in form and substance substantially similar to that attached as Exhibit “1” hereto), executed by Lessor’s lending institution (or any other entity in a superior position to Lessee in relation to the Building or the land upon which the Building is located). Lessor shall use its best efforts to obtain a non-disturbance agreement upon commercially reasonable terms from any future mortgagee or other entity in a superior position to Lessee. Any such agreement shall extend to sublessees and assignees.

5.         Lessee’s Right to Terminate. Lessee acknowledges that Lessor intends to acquire a fee simple interest in the Building on or before June 1, 1999. In the event that Lessor has not acquired such interest by August 1, 1999, Lessee shall have the right to terminate this Lease upon written notice to Lessor. Upon any such termination, Lessor shall return or cause the return of Lessee’s pre-payment of first month’s rent and thereafter, the parties shall have no further liability to one another under this Lease.

6.         Lessee’ Right of Self-Help. In the event Lessor fails to perform any obligation under this Lease, and such failure of performance continues for a period of thirty (30) days after written notice thereof from Lessee to Lessor (unless such failure cannot reasonably be cured within such thirty (30) day period, in which case Lessor shall fail to commence the cure of such failure within such initial thirty (30) day period and thereafter to diligently prosecute same to completion), Lessee may undertake all reasonable action to cure Lessor’s failure and Landlord agrees to reimburse Lessee, within thirty (30) days of written request, for all reasonable sums expended or obligations incurred by Lessee in connection therewith (including reasonable attorneys’ fees actually incurred).

7.         Delivery of Estoppel Certificate and SNDA. Upon execution of this Amendment, Lessee shall execute the SNDA described in Paragraph 4 hereof, together with an estoppel certificate in form and substance substantially similar to that attached as Exhibit “2” hereto. Such SNDA and estoppel certificate shall be delivered to Lessor in escrow for Lessor’s delivery to its lending institution at the closing for Lessor’s acquisition of the Building.

8.         Miscellaneous.

a.         The lease shall continue in full force and effect in all other respects not inconsistent with the express wording of this Amendment.

b.         This Amendment may be executed in two or more of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

c.         Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Amendment.

d.         This Amendment and the Lease shall be governed by, and construed in accordance with, the laws of the State of Kansas, without regard to principles of conflict of laws.

e.         Any term or provision of this Amendment of the Lease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Amendment or the Lease or affecting the validity or

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enforceability of any of the terms or provisions of this Amendment or the Lease in any other jurisdiction.

IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment to Pine Ridge Business Park Standard Office Lease as of the day and year first above written.

LESSOR: PERG BUILDINGS, LLC
By:	/s/ Kenneth G. Block

Print name:	Kenneth G. Block
Title:	Managing Member

LESSEE: AMERICAN TELECONFERENCING SERVICES, LTD
By:	/s/ PATRICK E. JONES

Print name:	Patrick E. Jones
Title:	Senior Vice President

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PINE RIDGE BUSINESS PARK
STANDARD OFFICE LEASE

This Lease is made this 29th day of January, 1999, by and between PERG BUILDINGS, LLC, referred to hereinafter as “Lessor” and AMERICAN TELECONFERENCING SERVICES, LTD, a Missouri Corporation, hereinafter referred to as “Lessee”.

1 .       PREMISES: WITNESSETH: Lessor does hereby demise and Lease under Lessee and Lessee does hereby Lease from Lessor that certain office space in the Building, located at 10310 West 84th Terrace, as shown on Exhibit “A”, attached hereto. For the purpose of this Lease, it is agreed by and between the parties that the net rentable square footage attributable to the Leased Premises shall be deemed to be approximately 46,045 square feet.

1.1      Net Useable Footage :

2.         TERM: This Lease is for a term of ten (10) years beginning on the 1st day of September, 1999 and ending on the 31st day of August, 2009.

However, in no event, shall the Lease term commence later than September 1, 1999, unless otherwise consented to by the parties hereto.

Lessee and Lessor acknowledge that Lessee will have the right to occupy the Premises for the purpose of construction of tenant finish improvements commencing June 1, 1999, after first obtaining a certificate of occupancy and business license from the City of Lenexa, Kansas (on an as-is basis). During such period of construction, Lessee shall pay to Lessor an expense reimbursement payment in the amount of FIFTEEN THOUSAND THREE HUNDRED FORTY NINE & NO/100 DOLLARS ($15,349.00) per month, which will be utilized by Lessor to maintain the Premises, except for any janitorial services. Lessee and Lessor further acknowledge that the utilities for this space shall be placed in the name of Lessee and Lessee shall be fully responsible for the payment of all utilities.

3.         BASE RENT: Lessor reserves, and Lessee in consideration of said demise agrees to pay to the Lessor as rent for said premises for the original term aforesaid the amount as set forth below:

Commencing September 1, 1999 and continuing through August 31, 2000, the full service monthly rental of FORTY FOUR THOUSAND FIVE HUNDRED EIGHTY SEVEN & NO/100 DOLLARS ($44,587.00) per month;

Commencing September 1, 2000 and continuing through August 31, 2004, the full service monthly rental of FORTY SEVEN THOUSAND NINE HUNDRED SIXTY FOUR & NO/100 DOLLARS ($47,964.00) per month;

Commencing September 1, 2004 and continuing through August 31, 2009, the full service monthly rental of FIFTY ONE THOUSAND FOUR HUNDRED SEVENTEEN & NO/100 DOLLARS ($51,417.00) per month.

Base Rent is not subject to revision in the event of any discrepancy in the net rentable area of the building due to independent measurement.

3.1      FIRST MONTH’S RENT: Receipt of FORTY FOUR THOUSAND FIVE HUNDRED EIGHTY SEVEN & NO/100 DOLLARS ($44,587.00) is hereby acknowledged for rent for the first month of this Lease, commencing on September 1, 1999.

3.2      OPERATING EXPENSES: In the event that in any calendar year the “Operating Expenses” of the building, including ground in connection therewith and related parking areas, shall exceed the sum of the total cost for operating expenses for the period from September

1, 1999 through August 31, 2000, the Base Year. Lessee shall pay additional rent for each full or partial calendar year during the lease term an amount equal to 100% of these additional operating expenses over the Base Year.

Lessee will contract for and pay direct to the provider the cost of all utilities, including, but not limited to, water, gas and electricity.

In no event shall the total adjusted monthly rent be less than the base amount provided for herein. For the purposes of making any adjustments in the base rent under this Lease, the term “Operating Expenses” shall include the operating expenses of the Building and are herein defined to include, but not be limited to, the following types of expenses:

(a) A reasonable percentage of the wages and salaries of all employees engaged in the operating and maintenance of the building, (if not 100% of their time) including employer’s Social Security Taxes and any other taxes which may be levied on such wages and salaries, and also including any other fringe benefits, but excluding income tax liabilities incurred by Lessor out of its building operations;

(b) All costs of management (management fees shall not exceed 5%), operation, and maintenance of the land, the building, and other improvements thereon and appurtenances thereto;

(c) All janitor and office supplies and material used in the operation and maintenance of the building;

(d) Cost of all maintenance and service agreements on equipment related to the operation of the Building, including window cleaning;

(e) Insurance costs allocable to the building;

(f) Cost of repairs and general maintenance, exclusive of expense of alterations of building for the accommodation of a specific Lessee or Lessees; and exclusive of all capital improvements made in the premises or in the building of which the premises are a part;

(g) Cost of all operation and maintenance of heating, lighting, ventilating, and air conditioning equipment serving the building and parking lot;

(h) Cost of maintenance and upkeep of the landscaping and grounds of said building;

(i) Real Estate taxes and special assessments and reasonable costs to protest or appeal same for the Building;

(j) Patrol service and/or security guard service;

(k) Such other operating expenses which Lessor determines relate to the building, grounds, parking area and other common areas.

Operating Costs shall not include:

(a) any cost that, if included, will not comply with the proper treatment under generally accepted accounting principles (GAAP);

(b) promotional, advertising and marketing costs

(c) leasing expenses including commissions, related legal fees and any compensation for personnel involved in leasing activities

(d) architectural costs including ADA audits/consulting and other design work

(e) Tenant improvements including architectural/engineering fees and expenses

(f) Late charges on billings

(g) Expenses caused by the negligence of other tenants

(h) Back taxes caused by Lessor’s default

(i) Payment of revenue bonds for capital items

(j) Initial costs of tools and equipment used in the operation, maintenance or repair of Building and Building Land

(k) Costs not directly attributable to the Building or costs that are properly allocated among other properties or accounts

(l) Interest or amortization payments on any mortgage

(m) Expenses for repair or other work occasioned by fire or other casualty which is covered under a standard fire policy with extended coverage

(n) Revenue off-sets and bad debt expenses

(o) Rental under any ground lease or other underlying lease

The Lessee’s share of such increased cost shall be determined and paid on an annual basis for each twelve (12) months, September through August ending on August 31st, prorating fractional years for the entire lease term. The Lessee’s share of such increased cost shall be estimated beginning on the first day of the year following the end of the Base Year and during the lease term and at the beginning of each year thereafter, and a monthly rate determined. The Lessee shall pay such estimated charge on the first day of each month, (or within ten days thereafter) in advance; provided, however, that within ninety days after the end of each year the Lessor or his designated agent shall determine its net cost for such year (and Lessee’s share thereof) and furnish a copy of such computation in writing to the Lessee. If the monthly payment made by the Lessee in such year exceeds Lessee’s prorata portion of such increased operating expenses of the building, the Lessor or his designated agent shall apply such excess toward subsequent monthly payments. If Lessee’s prorata portion of such increased operating expenses of the building exceed the monthly payments made in such year by the Lessee, the Lessee shall pay the difference to the Lessor’s designated agent. Such payment to the Lessor or his designated agent shall be paid within ten (10) days of notification. Default of any payment required under this paragraph shall be deemed to be a default under the Lease of which it is a part. The payments provided for in this paragraph may at Lessor’s option be computed on the actual cost or reasonable estimates and billed on a monthly or on any other basis determined by Lessor provided Lessee is notified of a change and shall be paid by the Lessee within ten (10) days receipt of billing thereof from Lessor. If estimates are used for computations of operating expenses of the building, said estimated cost shall be corrected at the end of each calendar year by Lessor when actual cost are known and the Lessee shall be billed for any deficiencies if any and said deficiencies shall be paid by Lessee within ten (10) days of notice by Lessor. If estimated payments result in excess and said ______________ shall be applied toward subsequent monthly charges estimated and said subsequent monthly payments reduced in accordance therewith, or refunded to Lessee as appropriate.

The Lessor at the office of his designated agent shall make available during normal business hours for a period not to exceed sixty (60) days following the billing of said expenses, copies of all invoices and reasonably detailed accounting records copy and for review by Lessee at Lessor’s designated agent’s office or at Lessee’s or Lessee’s agent’s premises. In the event Lessee fails to notify Lessor within said sixty (60) day period, said billing will be deemed to be accurate and conclusive. In the event Lessee elects to audit Lessor’s operating costs in accordance with this clause, such audit must be conducted by an independent recognized accounting firm that is not being compensated on a contingency fee basis.

The expenses for “labor” as hereinabove referred to shall include without limitation Workman’s Compensation Insurance, Social Security and any fringe benefits paid or accrued to employees of the building. The term “labor” shall mean all wages allocable to the operation, maintenance or repair of the building whether the person(s) receiving such wages are employed by Lessor or by a contractor or agent, provided, however, that the salaries paid to executive employees of Lessor shall not be included as operating expenses, but salaries and wages of the superintendent of the building and all employees subject to his direction shall be so included. For all purposes of computing additional rents due Lessor pursuant to this paragraph, Lessee’s share shall be 100% of the total cost to Lessor. In no event will Lessee be required to share in any cost which is or could be reimbursed to Lessor by insurance.

Lessee will not pay for any costs related to adhering to any future government regulations (example: ADA), unless as a direct result of its occupancy.

4.         ASSIGNMENT & SUBLETTING: Lessee shall not sublet the Premises or any part thereof and Lessee shall not assign, transfer, pledge, mortgage or otherwise encumber this Lease, or any portion of the term thereof, without the previous written consent in each instance of Lessor, which consent shall not be unreasonably withheld, and Lessee shall furnish to Lessor copy of such proposed instrument; Lessor agreeing, however, not to arbitrarily withhold or delay its consent to subletting for any legitimate business not detrimental to the premises or adjacent property, or occupants thereof, and not more hazardous on account of fire or otherwise, and not creating wear and tear to the Premises more than the business for which the Premises are herein leased. Lessee may assign this Lease and also to sublet the Premises to any subsidiary corporation of Lessee, or parent corporation of Lessee, upon giving Lesser written notice of intent to do so. In the event of any subletting, Lessee shall remain the principal obligor to the Lessor under all covenants of this Lease, and by accepting any subletting, a sublessee shall become bound by and shall perform and shall become entitled to the benefit of all of the terms, conditions and covenants by which the Lessee hereunder is bound.

5.         MAINTENANCE: Lessor shall, at its expense, maintain in good condition and repair (including replacements where necessary) the roof, down spouts, exterior doors, windows and walls, foundation, and structural parts of the building of which the demised premises constitute a part. Such costs shall be shared by Lessee by virtue of Paragraph “3.2” of this Lease.

Lessee covenants and agrees to maintain the interior of the leased premises in good condition and repair, excepting normal wear and tear.

So long as any action is not inconsistent with the provisions of this Lease, Lessor reserves the right to make repairs and alterations to the building or any part thereof and to the leased premises when and where it may deem necessary in its reasonable opinion. Reasonable notice (except in case of emergency) shall be provided by Lessor and Lessor shall perform such alterations and repairs with as little disruption to Lessee as possible. No damage or compensation shall be claimed by Lessee by reason of any inconvenience, annoyance or otherwise arising from the completion of the building.

6.         CARE OF PREMISES: The Lessee shall not perform any acts or carry on any practices which may damage the building or be a nuisance or menace to other Lessees in the building. The Lessee shall not use or permit the use of any portion of said premises as sleeping apartments, lodging rooms, for cooking (except in a designated kitchen or lunchroom used as a convenience area in conjunction with the office use permitted herein), or for any purpose not permitted under the use clause of this Lease, or for any unlawful purpose or purposes.

7.         PERMITTED USE: Lessee shall use and occupy the Premises for general office and computer support purposes and no other use or purpose, and Lessee agrees for itself and its employees, agents, clients, customers, invitees, and guests to comply with the rules and conditions as outlined in this Lease and with such reasonable modifications thereof and additions thereto as Lessor may make for the Building, its being agreed that Lessor shall not be liable for any non-observance thereof by any other Lessee. Lessee shall not make or permit to be made any use of the Premises which, directly or indirectly, is forbidden by law, ordinance or governmental regulation or which may be dangerous to persons or property or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations; nor shall Lessee do or permit to be done any act or thing upon the Premises which will be in conflict with fire insurance policies covering the Building.

8.         ALTERATIONS AND IMPROVEMENTS: Lessee shall not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld, make any alterations, improvements or additions to the Premises. If Lessor consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Lessor deems appropriate, including without limitation requiring Lessee to furnish Lessor with security for the payment of all costs to be incurred in connection with such work and the plans and specifications together with all permits necessary for such work. The work necessary to make any alterations, improvements or additions to the premises shall be done at Lessee’s expense by employees of or contractors hired by Lessor except to the extent Lessor gives its prior written consent to Lessee’s hiring contractors. Lessee shall promptly pay to Lessor or to Lessee’s contractors, as the case may be, when due, the cost of all such work and of all decorating required by reason thereof. Upon completion of such work, Lessee shall deliver to Lessor, if payment is made directly to contractors, evidence of payment, contractor’s affidavits and full and final waivers of all liens for labor, services or materials. Lessee shall defend and hold Lessor and the Land and the Building harmless from all costs, damages, liens and expenses related to such work. Lessor reserves the right to require separate documentation in the event it elects to have third-party financing of any improvements to be performed by Lessor. All work done by Lessee or its contractors shall be done in a first-class, workmanlike manner, using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies. All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Lessor or Lessee shall become Lessor’s property at the termination of this Lease and shall, unless Lessor requests their removal or approves their removal, be relinquished to Lessor in good condition, ordinary wear and tear excepted. In the event Lessee and Lessor agree in writing that certain improvements may be removed, Lessee shall be required to repair any damage occasioned by such removal. Lessor’s permission for removal shall not apply to any telecommunications equipment, switches, or devices owned or leased by Lessee in which title to Lessor shall not pass, in any manner whatsoever, and Lessee may remove upon termination of the Lease without Lessor consent, subject to Lessee’s obligation to repair any damage caused by removal, not including ordinary wear and tear.

9.         REPAIRS AND REPLACEMENTS: Lessee shall, at its own expense, keep the Premises in good repair and tenantable condition during the Term of this Lease except as otherwise provided in Section 14 of this Lease, and Lessee shall promptly and adequately repair all damages to the Premises occasioned by Lessee’s use or occupancy of the Premises and replace or repair all damaged or broken glass, fixtures and appurtenances, under the supervision and with the approval of Lessor and within any reasonable period of time specified by Lessor. If Lessee does not do so, Lessor may (but need not) make such repairs and replacements, and Lessee shall pay Lessor the cost thereof forthwith upon being billed for same. Lessor may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions, including ducts and all other improvements and additions, including ducts and all other facilities for air conditioning service as Lessor shall desire or deem necessary to the Premises or to the Building or as Lessor may be required to do by any governmental authority.

10.      INSURANCE: The Lessee agrees to pay as additional rental any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance to be carried by the Lessor on the improvements situated on said premises, resulting from the business carried on in the leased premises by the Lessee whether or not the Lessor has consented to same. If the Lessee installs any electrical equipment that overloads the lines in the herein leased premises, the Lessee shall at his own expense make whatever changes are necessary to comply with the requirements of the Insurance Underwriters and the City Electrical Inspector’s Department. Lessee agrees not to use any electric irons, electric grills, or other electrical equipment that contains a heating element unless said electrical equipment is used in connection with a red pilot light, connected and operated in compliance with underwriters specifications.

Lessee, at Lessee’s cost and expense, shall maintain comprehensive general liability insurance protecting and indemnifying Lessor and Lessee against any and all claims of liability for injury or damage to persons or property or for the loss of life or of property occurring upon, in or about the demised premises, and the public portions of the building caused by or resulting from any act or omission (in whole or in part) of Lessee, his employees, agents, servants, invitees, or guests such insurance to afford minimum protection during the term of this Lease, of not less than $2,000,000 combined single limit coverage for personal injury to any one person, including death and for personal injury including death to more than one person arising out of any one occurrence and with respect to property damage. All such insurance shall be effected under valid and enforceable policies; shall be issued by insurers of recognized responsibility; and, shall contain a provision whereby the insurer agrees not to cancel the insurance without ten (10) days prior written notice to Lessor. On or before the commencement date, Lessee shall furnish Lessor with certificates evidencing the aforesaid insurance coverage and renewal policies or certificates therefor shall be furnished to Lessor at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished.

Lessor agrees to indemnify Lessee from and against any and all claims, demands, damages, actions, suits, judgments, decrees, orders, and expenses arising out of or on account of any damage or injuries sustained or claimed to have been sustained to any person or property in or upon any of the common facilities of the office building by any person whatsoever, unless the same shall be due to the willful or negligent act of Lessee, its agents, servants, employees, or persons or firms in privity with Lessee.

As part of the consideration for this Lease, each of the parties hereto does hereby release the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by the willful, wanton acts of either of the parties hereto, and the parties hereto further covenant that any insurance that they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release, of liability contained in this paragraph.

Lessee shall comply with all insurance regulations so that the lowest fire and extended coverage, liability and other insurance rates may be obtained and nothing shall be done, or kept in or on the premises by Lessee which will cause cancellation, invalidation or an unreasonable increase in the premiums of Lessor’s insurance.

11.      EXAMINATION & ACCEPTANCE OF PREMISES: The Lessee takes the premises as they will be on the beginning date hereof on an as is basis excepting latent defects and is fully informed independent of the Lessor as to the character of the building, its construction and structure. It is further agreed that by occupying said premises as the Lessee, the Lessee formally accepts the same and acknowledges that Lessor has complied with all requirements imposed upon Lessor under the terms of the Lease, unless Lessee shall have given written notice to Lessor of any items not satisfactorily completed. Should Lessee occupy the premises without notifying Lessor within thirty (30) days of items not completed in conformance with the lease terms, it will be conclusively presumed that the premises have been satisfactorily completed and fully accepted by Lessee. It is understood and agreed that all property kept, stored, or maintained in the demised premises shall be so kept, stored, or maintained at the risk of the Lessee only.

12.      ENVIRONMENTAL CONCERNS: Lessor is responsible for the delivery of the space free of environmental concerns, prior to and during occupancy. Lessor has received a “clean” Phase I environmental audit on the property, a copy of which has been provided to Lessee. Lessee is responsible for any contamination due to contaminants brought on the Premises by Lessee. All covenants shall survive termination of the lease.

13.      DESTRUCTION OR DAMAGES: If during the term hereof, said leased premises shall become untenantable by reason of fire or other unavoidable casualty the rent therefor shall abate with proportionate refund of any prepayment of rentals that may have been made until the premises shall have been restored and put in good condition by the Lessor for use by the Lessee; provided, however, if the Lessor determines that the leased premises cannot be readied for occupancy within 120 days to give written notice to the Lessee whether it intends to continue with the lease or terminate same if, however, the building or any portion thereof shall be or become so damaged, as in the opinion and at the option of the Lessor, possession of the leased premises is desired or required by it for demolition, reconstruction, sale, or any other purpose whatsoever, the Lessor may, by written notice to the Lessee, within thirty days after such casualty, terminate the within lease and the term thereof. The Lessor shall indemnify and hold harmless the Lessee, its officers and employees, against any liability for damage to the premises of the Lessor caused by fire or any other cause covered by the standard fire insurance with extended coverage policy used in the State of Kansas whether or not such damage is caused by the negligence of the Lessee or any of its officers or employees.

14.      UTILITIES & SERVICES: Lessor agrees to furnish Lessee with fluorescent tubes or incandescent bulbs for the electrical fixtures installed by Lessor in the leased premises, but not for special fixtures, lamps, and the like installed or caused to be installed by Lessee. Lessor agrees to furnish standard janitor cleaning service for the premises in accordance with the specifications attached hereto as Exhibit “D”. Lessee agrees that Lessor shall not be held liable for failure to supply such heating, air conditioning service or any of them, it being understood that Lessor reserves the right to temporarily discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvements. No person or persons other than the Lessor’s janitor and his assistants will be permitted to enter the building for such purpose without the written consent of Lessor being first had and obtained except in cases of emergency.

15.      KEYS & INSPECTIONS: Lessee will be supplied, free of charge, with two keys for each door entering the leased premises. All such keys shall remain the property of Lessor. No additional locks shall be allowed on any door of the leased premises. Lessor and Lessor’s designees shall have the right at all times to enter the leased premises, by pass key or otherwise, to examine same, or to make such repairs, decoration, additions or alterations as may be necessary for the safety, betterment, improvement, and/or preservation thereof, or of the building, without in any manner affecting the obligations of Lessee hereunder, or to show the leased premises for rental purposes. In this regard, Lessor agrees to provide Lessee with prior notice of inspection and to not interfere or cause interference with the operations of lessee during such examination or inspection of the Premises.

16.      QUIET POSSESSION AND SUBORDINATION: Lessor covenants and agrees with Lessee that upon Lessee’s paying the Rent and Additional Rent and observing and performing all of the terms, covenants and conditions on Lessee’s part to be observed and performed, Lessee shall peaceably and quietly enjoy the Premises throughout the Term of this Lease without hindrance or molestation by anyone claiming through or under Lessor, subject, however, to the terms and conditions of this Lease and any ground or underlying leases and mortgages or deeds of trust on the Land or Building. This Lease is subject and subordinate to all present or future ground or underlying leases of the Land or Building and to the lien of any mortgages or deeds of trust now or hereafter in force against the Land and Building or either and to all renewals, extensions, modifications, consolidations and replacements thereof and to all advances made or hereafter to be made upon the security thereof; Such subordination shall be self-executing without further act on the part of Lessor or Lessee; provided, however, that Lessee shall at any time hereafter, on the demand of Lessor or any lienholder, execute any instruments, releases or other documents that may be required by any lienholder for the purpose of confirming the subordination of this Lease to the lien of such lienholder. Lessee hereby irrevocably authorizes Lessor to execute and deliver in the name of Lessee any such instrument or instruments if Lessee fails to do so. In the event that any mortgagee through foreclosure of any mortgage or deed of trust to which this Lease is unsubordinated (or by deed in lieu thereof), or any ground or underlying Lessor through termination of any ground or underlying lease, or any purchaser at a foreclosure sale becomes the owner of the Premises, Lessee will attorn to and recognize such entities becoming such owner for all purposes in place of the Lessor named in this Lease; provided that there shall be no credit given by such entity to Lessee for any Rent or Additional Rent which has been prepaid to Lessor named herein.

17.      NON-DISTURBANCE: Lessor shall use its best efforts to obtain non-disturbance agreement(s) from its lending institution(s) and from any present Lessee or future entity in a superior position to Lessee. Such non-disturbance agreement(s), as well as Lessor’s non-disturbance agreement, shall extend to sublessees and assignees. Such agreements shall be delivered contemporaneously with the execution of the lease.

18.      HOLDING OVER: If Lessee retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof by lapse of time or otherwise, Lessee shall pay Lessor rent at a rate equal to one hundred fifty percent (150%) of the rate payable for the month immediately preceding the commencement of said holding over (including any Additional Rent) computed on a per month basis for each month or part thereof (without reduction for any such partial month) that Lessee remains in possession; and in addition thereto, Lessee shall pay Lessor all damages, consequential as well as direct, sustained by reason of Lessee’s retention of possession. Except as otherwise provided in this Section, such retention of possession shall constitute a month-to-month lease. Alternately, at the election of Lessor expressed in a notice to Lessee and not otherwise, such retention of possession shall constitute a renewal of this Lease for one (1) year at an annual rental equal to one hundred and fifty percent (150%) of the rental paid in the year preceding. The provisions of this Section shall not exclude Landlord’s right of reentry or any other right hereunder. If Lessor has not elected to renew this Lease for one (1) year, nothing herein contained shall preclude Lessor from terminating such retention of possession by service of a thirty (30) day notice as provided by law. The acceptance by Lessor of any payment of Rent subsequent to the commencement of such retention of possession by Lessee shall not be deemed to constitute a waiver by Lessor of any of the provisions of this Section.

19.      INDEMNIFICATION OF LESSOR: Lessee agrees to indemnify and save harmless Lessor against and from, and to require any sublessee to indemnify and save harmless Lessor against and from, any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of or from any work or thing whatsoever done by Lessee or any sublessee in or about the Building, the Land or the sidewalks in front of the Building, or arising from any act or negligence of Lessee or any sublessee, or any of their agents, contractors, servants, invitees, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in or in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim. Lessee hereby covenants, and shall require any sublessee likewise to covenant, upon notice from Lessor to resist or defend at Lessee’s or such sublessee’s expenses such action or proceeding by counsel reasonably satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes and agrees to require any sublessee to assume all risk of damage to property in or upon the Premises from any source and to whomever belonging, and Lessee hereby waives and agrees to require any sublessee to waive all claims in respect thereof against Lessor and agrees to defend and save Lessor harmless from and against, and require any sublessee likewise to agree to defend and save Lessor harmless from and against, any such claims by others.

There is excluded from the foregoing indemnification and assumption any claims arising from the active negligence of Lessor, structural or latent defects in the Building or its equipment and the willful failure of Lessor to perform its obligations hereunder, for which Lessor agrees to indemnify, defend and hold Lessee harmless from and against any claims for loss or liability by third parties.

20.      SURRENDER OF POSSESSION: Upon the expiration of the term or any extension thereof, or upon the termination of Lessee’s right of possession whether by lapse of time or at the option of Lessor as herein provided, Lessee shall forthwith surrender the Premises to Lessor in good order, repair and condition, ordinary wear and tear excepted. Any interest of Lessee in the alterations, improvements and additions to the Premises (including without limitation all carpeting and floor covering) made or paid for by Lessor or Lessee shall become Lessor’s property at the termination of this Lease by lapse of time or otherwise, and such alterations, improvements and additions shall be relinquished to Lessor in good condition, ordinary wear and tear excepted. At the termination of the term or of Lessee’s right of possession, Lessee agrees to remove the following items of Lessee’s property: office furniture, trade fixtures, office equipment and other items of Lessee’s property on the Premises. Lessee shall pay to Lessor upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Lessee shall fail or refuse to remove any such property from the Premises, Lessee shall he conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Lessor without any cost (by set-off, credit, allowance or otherwise), and Lessor may at its option accept the title to such property or at Lessee’s expense may (a) remove the same or any part in any manner that Lessor may choose, repairing any damage to the Premises caused by such removal, and (b) store, destroy or otherwise dispose of the same without incurring liability to Lessee or any other person.

21.      DEFAULT AND REMEDIES:

21.1    EVENTS: The occurrence of any of the following shall, at the option of Lessor, constitute a material default and breach of this Lease by Lessee: (i) Any failure by Lessee to pay the rental or to make any other payment required to be made by Lessee hereunder; (ii) The abandonment or vacation of the Premises by Lessee; (iii) A failure by Lessee to observe and perform any other provision of this Lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee provided however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period commence such cure and thereafter diligently prosecute the same to completion; (iv) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days or the attachment, execution or other judicial seizure of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

21.2    RIGHT OF RECOVERY: In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to terminate this Lease then Lessor may recover from Lessee: (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination plus; (ii) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform his obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, and; (iii) at the Lessor’s election such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Kansas law. The term “rent” as used herein, shall be deemed to be and to mean the minimum annual rental and all other sums required to be paid by Lessee pursuant to the terms of this Lease. As used in subparagraph (i) above, the “worth at the time of award” is computed by allowing interest at the rate of ten (10%) percent per annum.

21.3    RIGHT TO RE-ENTER: In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

21.4    RIGHTS OF LANDLORD: In the event of the vacation or abandonment of the Premises by Lessee or in the event that Lessor shall elect to re-enter as provided in Paragraph 22.3 above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Lessor does not elect to terminate this Lease, as provided in Paragraph 22.2 above, then Lessor may from time to time, without terminating this Lease, either recover all rentals as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable with the right to make necessary and repairs to the Premises.

In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefor by Lessor. Such deficiency shall be calculated and paid monthly. Lessee shall also pay to Lessor, as soon as ascertained, any costs and expenses incurred by Lessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

22.      SEVERABILITY: In the event any provisions of this Lease be officially found to be contrary to law, or void as against public policy or otherwise, such provisions shall be either modified to conform to the law or considered severable with the remaining provisions hereof continuing in full force and effect.

23.      EXPENSES OF ENFORCEMENT: The nonprevailing party shall pay upon demand, all of the prevailing party’s costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by the prevailing party, incurred in enforcing either parties’ obligations hereunder or incurred by either party in any litigation, arbitration, negotiation or transaction in which either party causes the other to become involved or concerned as a result of the relationship created hereby.

24.      EMINENT DOMAIN: If the whole or a substantial part of the premises hereby leased shall be taken by any public or quasi-public authority under the power of eminent domain so that such taking would render the use of the remainder unsuitable for Lessee’s purposes, then the terms of this lease shall cease on the part so taken from the date the possession of that part shall be required for any public purpose and the rent shall be paid up to that day, and from that day and for thirty (30) days thereafter the Lessee shall have the right either to cancel this Lease and declare same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of the Lessor whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased; provided, however, that the Lessor shall not be entitled to any portion of the award made to the Lessee for loss of business, depreciation to and cost of removal of office furniture.

25.      BANKRUPTCY: Neither this Lease, nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in Bankruptcy, or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law during the term of this Lease or any renewal or extension thereof.

26.      ACCESS TO PREMISES: In accordance with Article 15 above, Lessor shall have the right to enter upon the leased premises at all reasonable hours and upon reasonable notice (except in case of emergency) for the purpose of inspecting the same and/or for the purpose of maintenance and repair of any pipes and/or conduits and/or ducts whether same are used in the supply of services to the Lessee or to the other occupants of the building or adjacent buildings and at all reasonable hours in connection with (a) construction of additional floors on its building, or (b) carrying on any work, repairs, alterations or improvements in and about the building.

27.      RIGHT TO MORTGAGE: The Lessor reserves the right to subordinate this Lease at all times to the lien of any mortgage(s) or deed(s) of trust now or hereafter placed upon the Lessor’s interest in the said Premises, Building and Land. Lessee agrees to execute and deliver within ten (10) days after demand such further instrument or instruments, including an instrument subordinating this Lease to the lien of any such mortgage or deed of trust as shall be desired by the Lessor and/or any mortgagees or proposed mortgagees, and hereby irrevocably appoints the Lessor the attorney-in-fact of the Lessee to execute and deliver any such instrument or instruments for and in the name of the Tenant, if Tenant fails to execute said instrument within the above described time period.

28.      WAIVER OF SUBROGATION: Lesser and Lessee each hereby waive all rights against the other in respect of any loss or damage for which (but only to the extent that) such party has been compensated under any policy of insurance carried by it or for its benefit. Lessor and Lessee each shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

29.      LESSOR’S LIABILITY: No partner of Lessor shall have any personal liability for the performance or nonperformance of Lessor’s obligations made under this Lease, and such liability shall be strictly limited to the assets of the Lessor.

30.      FINANCIAL STATEMENT: The persons signing this Lease on behalf of Lessee hereby personally represent and warrant to Lessor that the financial statements delivered to Lessor prior to the execution of this Lease properly reflect the true and correct value of all the assets and liabilities of Lessee. Lessee acknowledges that in entering into this Lease, Lessor is relying upon the accuracy and completeness of such statements.

31.      TRANSFER OF LESSOR’S INTEREST: Lessee acknowledges that Lessor has the right to transfer its interest in the Land and Building and in this Lease, and Lessee agrees that in the event of any such transfer Lessor shall automatically be released from all obligations under this Lease (but any liabilities of Lessor which have accrued prior to such transfer shall not be released), and Lessee agrees to look solely to such transferee for the performance of Lessor’s obligations hereunder. Lessee further acknowledges that Lessor may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Lessor from its obligations hereunder and that Lessee shall continue to look solely to Lessor for the performance of Lessor’s obligations hereunder.

32.      CONDITIONS: Lessee agrees to the following rules and regulations of the Lessor:

Lessee:

Will take good care of the premises at all times, keeping them clean and free from danger or damage by fire, open windows, open faucets or improper handling of apparatus or equipment of all kinds;

Will use a backing for window screens or draperies approved by Lessor;

Will conduct Lessee’s business on the leased premises so as not to interfere with any other Lessee in the building and will not play or permit to be played in the leased premises any musical instrument, phonograph or radio, or any sound equipment which will disturb others, other than that which might be supplied by the Lessor, or introduce or operate anything which may increase insurance rates of the building;

Will not permit animals or birds to be brought or kept in or about the building;

Will not move into or through any part of the building any furniture, fixtures, apparatus or supplies or any articles of weight or bulk except in such manner and at such times as Lessor may approve;

Will not overload the building floors or place thereon any weight exceeding one hundred (100) pounds per square foot;

Will have all decorating, carpentry work or any labor required for the installation of Lessee’s equipment, furnishing or other property, performed at its expense and only by the employees of Lessor or with the consent of Lessor by persons duly authorized by Lessor or; provided, however, special equipment, such as duplicating equipment, may be installed by persons other than Lessor’s employees;

Will not install any electrical lighting, heating, ventilating, or power equipment in the premises without first obtaining the written approval of Lessor;

Will not allow anything to be placed outside windows or on ledges nor permit anything to be thrown by Lessee or others therefrom;

Will not use the water closets, urinals and other water fixtures for any other purpose than that for which they were constructed;

Will not mark, paint, drill into or in any way deface the windows, doors, walls, ceiling, partitions, floors or the wood, stone or aluminum work in the building and shall not put therein any spikes, hooks, screws or nails without Lessor’s written consent, except for office pictures and wall hangings;

Will abide by and perform all such reasonable rules and regulations as Lessor may now or hereafter make which are according to Lessor’s judgment for the general good of the building and its Lessees.

Less ee agrees to repair at its expense any damage to the leased premises over and above normal wear and tear, except such damage as is or could be covered by the broadest available form of fire insurance with extended coverages.

According to the City of Lenexa, Kansas ordinance, smoking is prohibited within the building. Lessee may, at Lessee’s option, designate an area within the leased premises for such purposes.

33.      PARKING: Lessee and Lessor acknowledge that Lessee shall have all parking on-site designated for its use. The parties understand that according to the survey of the premises, that there are two hundred sixty-four marked spaces. These parking spaces will be made available to Lessee throughout the initial term or any renewal thereof at no additional cost. Lessee may designate such parking at its discretion.

34.      WAIVER: One or more waivers of any covenant or condition by the Lessor shall not be construed as a waiver of a further breach of the same covenant or condition, and the consent or approval by the Lessor to or of any act by the Lessee requiring the Lessor’s consent or approval shall not be deemed to waive or render unnecessary the Lessor’s consent or approval to any subsequent similar act by the Lessee.

35.      NOTICE: Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, or whether it is deemed desirable or necessary by either party to give or serve any such notice, demand, or declaration to the other party, it shall be deemed sufficient notice and service thereof if such notice to the Lessee is in writing addressed to the Lessee in care of the Premises;

and to the Landlord in care of:	PERG BUILDINGS, LLC
c/o Block & Company, Inc., Realtors 605 West 47th Street, Suite 100 Kansas City, Missouri 64112

and served by certified or registered mail, and postage prepaid. Notice needs to be only sent to one Lessee or Lessor when the Lessee or Lessor is more than one person. Either party may, by like notice at any time and from time to time, designate a different address to which notices shall be sent.

36.      REAL ESTATE COMMISSION: Lessor and Lessee acknowledge that GLAZE COMMERCIAL REAL ESTATE ADVISORS, as Lessee’s Representative, and BLOCK & COMPANY, INC., REALTORS, as Owner’s Representative, were the only Brokers that participated in the negotiations for this lease. Lessor shall compensate Glaze & Block per separate agreement.

37.      ENVIRONMENTAL: Lessor is rsponsible for the delivery of the Building free of environmental concerns prior to and during occupancy. Lessor has received a clean Phase I environmental audit of the property which defines the above. Lessee is responsible for any contamination due to contaminants brought on the Premises or the Building by Lessee. All covenants shall survive termination of the Lease.

38.      ENTIRE AGREEMENT: This Lease, together with the Exhibits scheduled below, constitutes the entire agreement between the parties with respect to the subject matter hereof, and no representation or agreement, oral or otherwise, not contained herein shall be binding upon the parties or otherwise have any force and effect. The following are Exhibits to this Lease and are incorporated herein by reference:

Exhibit A - Floor Plan

Exhibit B - Legal Description

Exhibit C - Option to Renew

Exhibit D - Tenant Finish Floor Plan

Exhibit E - Lease Estoppel Certificate – Sample

Exhibit F - Memorandum of Lease

39.      ESTOPPEL CERTIFICATE: Lessee agrees that from time to time, upon not less than ten (10) days prior request by Lessor, Lessee will deliver to Lessor a duly executed Lease Estoppel Certificate in the form attached hereto as Exhibit “E”.

40.      RECORDING: Recording of this Lease may be done by either party by recording the Memorandum of Lease in the form attached hereto as Exhibit “F”.

41.      CORPORATE TENANT: Lessee, in the event that it is a corporation, hereby covenant and warrants that: (a) it is duly incorporated (or duly qualified if foreign) and authorized to do business in the State of Kansas; (b) the persons executing this Lease on behalf of Lessee are officers of Lessee; (c) such officers were duly authorized by Lessee to sign and execute this Lease on its behalf; (d) this Lease is a valid and binding obligation of Lessee, enforceable in accordance with its terms; and (e) the execution and performance of this Lease by Lessee does not conflict or result in a breach of Lessee’s certificate or articles of incorporation, Lessee’s by-laws or any other agreement which affects the property or assets of Lessee.

42.      MODIFICATION OF LEASE: If a lender requires as a condition to its lending funds, the repayment of which is to be secured by a mortgage or deed of trust on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Lessee to pay any additional rentals or otherwise materially change the rights or obligations of Lessee hereunder, Lessee shall, upon Lessor’s request, execute appropriate instruments affecting such modifications.

43.      DISCLOSURE: Lessee acknowledges that Lessee has been informed that person(s) associated with Block & Company, Inc., Realtors may have or may acquire an ownership interest in the (shopping center, property), and Lessee acknowledges that such ownership interest shall not affect the terms, conditions or validity of this Lease.

44.      OPTION TO TERMINATE: Lessee and Lessor acknowledge that Lessee will have the right to terminate the Lease effective at the end of the 7th lease year (August 31, 2006) by giving Lessor six (6) months prior written notice (on or before March 1, 2006) and with the payment to Lessor of a termination fee of TWO HUNDRED FIFTEEN THOUSAND & NO/100 DOLLARS ($215,000.00). Said fee will be paid on the effective date of the termination.

45.      TENANT IMPROVEMENTS: Lessee and Lessor acknowledge that Lessee will be provided a tenant improvement allowance in the amount of TWO HUNDRED THOUSAND & NO/100 DOLLARS ($200,000.00) payable at the lease commencement, to be used at Lessee’s sole discretion, but provided that it is designated and utilized for building improvements. In addition, Lessee will have the right to request Lessor to provide an additional ONE HUNDRED THOUSAND & NO/100 DOLLARS ($100,000.00) of tenant improvements to the Lessee for its use, which would be amortized over the ten year initial term at the rate of 9% per year. Lessee shall notify Lessor in writing of its requirement for this additional payment on or prior to August 1, 1999. Lessee will provide Lessor plans and specifications for all tenant improvements to be performed by Lessee for its approval and said plans and specifications, upon approval by Lessor, will be attached hereto as Exhibit “D”.

46.      SIGNAGE: Lessee acknowledges that it will have the right to modify the existing monument signage at its cost to reflect its name. Said modification shall be in conformance with the signage covenants, which are a part of the Protective Covenants of Pine Ridge Business Park.

47.      SECURITY SYSTEM: Lessee and Lessor acknowledge that the existing security system that is currently in place will remain in tact for Lessee’s use, provided, however, that Lessees acknowledges that Lessor does not own said system and has no control over the removal of the equipment by the alarm company.

(THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

SIGNATURE PAGE
BY AND BETWEEN
PERG BUILDINGS, LLC, LESSOR
AMERICAN TELECONFERENCING SERVICES, LTD., LESSEE

The Parties Hereto affix their signature effective as of this ___ day of January 29, 1999.

PLEASE READ THIS LEASE CAREFULLY. BLOCK & COMPANY, INC., REALTORS, ITS AGENTS OR EMPLOYEES, ARE NOT AUTHORIZED TO GIVE LEGAL, TAX OR ACCOUNTING ADVICE. IF YOU DESIRE SUCH ADVICE, CONSULT YOUR ATTORNEY AND/OR ACCOUNTANT BEFORE SIGNING.

LESSOR:	PERG BUILDINGS, LLC
	By:	/s/ Kenneth G. Block

WITNESS:		Kenneth G. Block, Managing Member

/s/ Bruce D	Date:	1/29/99	Time:	4:00 PM

LESSEE:		AMERICAN TELECONFERENCING SERVICES, LTD.
		By:	/s/ Patrick G. Jones

		Date:	1/28/99	Time:

ATTEST:	/s/ Mark Hamtz

(If Lessor or Lessee shall be a Corporation the Corporate Seal must be affixed and the authorized officers must sign on behalf of the Corporation. The Lease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the By Laws or a Resolution of the Board of Directors shall otherwise provide, in which event the By Laws or a certified copy of the Resolution as the case may be, must be furnished.)